Exhibit 5.1

Opinion of Holland & Knight LLP

regarding the validity of the Class A common stock

February 27, 2008

SBA Communications Corporation

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

Ladies and Gentlemen:

SBA Communications Corporation, a Florida corporation (the “Company”), filed with the Securities and Exchange Commission on October 12, 2001, a Shelf Registration Statement on Form S-4, as amended, Registration No. 333-71460, on November 29, 2006, a Shelf Registration Statement on Form S-4, Registration No. 333-139005, and on November 16, 2007, a Shelf Registration Statement on Form S-4, Registration No. 333-147473 (collectively, the “Shelf Registration Statements”), under the Securities Act of 1933, as amended (the “Securities Act”). Such Shelf Registration Statements relate to the offering by the Company of the Company’s Class A common stock, $.01 par value per share (the “Class A Common Stock”). We have acted as counsel to the Company in connection with the preparation and filing of the Shelf Registration Statements and the issuance of 2,622,664 shares (the “Shares”) of Class A Common Stock pursuant to the Shelf Registration Statements, in connection with the acquisition of 114 towers.

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statements and to the use of our name under the caption “Legal Matters” in the Shelf Registration Statements. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,

HOLLAND & KNIGHT LLP
/s/ Holland & Knight LLP